UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2012

MACKINAC FINANCIAL CORPORATION

(previous filings under the name NORTH COUNTRY FINANCIAL CORPORATION)

(Exact name of registrant as specified in its charter)

Michigan	0-20167	38-2062816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 South Cedar Street, Manistique, MI	49854
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 343-8147

Not Applicable

(Former name or former address if changed since last
report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangement of Certain Officers.

On August 8, 2012, the board of directors of Mackinac Financial Corporation (the “Company”) approved forms of the following agreements to be administered under the Company’s 2012 Incentive Compensation Plan (the “Plan”):

•                  Form of Stock Appreciation Right Award Agreement;

•                  Form of Restricted Stock Award Agreement; and

•                  Form of Restricted Stock Unit Award Agreement.

The Plan was approved by the Company’s shareholders at the annual meeting of the shareholders of the Company held on May 22, 2012.   As previously described in the Company’s proxy statement on Schedule 14/A filed with the Securities and Exchange Commission on April 25, 2012, the Plan will be administered by the Company’s Compensation Committee. The Committee is authorized to select participants who are employees or directors of the Company or its subsidiaries, determine the awards to be made, set terms and conditions of such awards, determine the form of award agreements and make all other determinations that may be necessary or desirable for the administration of the Plan. Subject to adjustments upon changes in capitalization, 182,848 shares of the Company’s common stock (“Shares”) will be available for issuance of awards under the Plan, plus up to 575,000 Shares that were previously authorized for issuance under the North Country Financial Corporation 2000 Incentive Corporation, the Company’s previous plan (the “Prior Plan”), which were not issued or are not subject to any outstanding awards under the Prior Plan.  The Prior Plan expired in 2010.  As of December 31, 2011, there were 392,152 shares reserved pursuant to outstanding options granted under the Prior Plan.  No more than 347,246 Shares may be issued under the Plan with respect to awards, other than stock appreciation rights and performance-based awards, which at the date of grant are scheduled to fully vest prior to three years from the date of grant; and the maximum number of shares that may be granted under the plan to any single participant in one calendar year shall not exceed 275,000 Shares.  Shares underlying terminated awards will remain available for issuance under the Plan and Shares that are utilized to pay an award’s exercise price or tax withholding obligations will not count against the Plan’s share limits. The Committee is authorized to grant stock appreciation rights, restricted stock, restricted stock units, performance-based stock, performance shares, performance units, and other stock-based awards. The Committee may condition any award on the fulfillment of conditions and the attainment of performance goals over such periods as the Committee may determine and set forth in an award agreement, whether or not in compliance with Section 162(m) of the Internal Revenue Code. In the event of any change in the Company’s capital structure that effects an increase or decrease in the number of shares of common stock without receipt of consideration, the maximum number of shares of stock for which awards may be made under the plan shall be proportionately increased or decreased, and the number and kind of shares for which awards are outstanding may be proportionately increased or decreased. No awards may be granted under the Plan after May 22, 2022.

The form of award agreements for use under the Plan are filed, respectively, as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3  to this Form 8-K. The foregoing disclosure is qualified by reference to those exhibits.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed as part of this report:

No.	Description

10.1	Form of Stock Appreciation Right Award Agreement under the Mackinac Financial Corporation 2012 Incentive Compensation Plan
10.2	Form of Restricted Stock Award Agreement under the Mackinac Financial Corporation 2012 Incentive Compensation Plan

10.3	Form of Restricted Stock Unit Award Agreement under the Mackinac Financial Corporation 2012 Incentive Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mackinac Financial Corporation
(Registrant)

August 13, 2012	/s/ Ernie R. Krueger
(Date)	Ernie R. Krueger
Executive Vice President/Chief Financial Officer

EXHIBIT INDEX

No.	Description

10.1	Form of Stock Appreciation Right Award Agreement under the Mackinac Financial Corporation 2012 Incentive Compensation Plan

10.2	Form of Restricted Stock Award Agreement under the Mackinac Financial Corporation 2012 Incentive Compensation Plan

10.3	Form of Restricted Stock Unit Award Agreement under the Mackinac Financial Corporation 2012 Incentive Compensation Plan